EXHIBIT 10.1

Executive Performance Equity Plan
GRANT NOTICE

This Notice sets forth the economic terms of a Performance Unit Award granted under the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan. This Grant Notice, together with the Performance Unit Award Agreement Form Perf Unit-006 (the terms of which are incorporated into this Grant Notice by reference), constitute the Award Agreement for this Performance Unit Award under the Executive Performance Equity Plan. Capitalized terms used in this Grant Notice that are not defined in this Grant Notice have the meanings as used or defined in the Performance Unit Award Agreement, or if not defined therein, the Plan.

Participant:	[●]
Target # Performance Units (“Performance Units” for Stub Period):	[●]
Target # Performance Units (“Performance Units” for Full Period):	[●]
Grant Date:	March 7, 2017

Performance Period:	Stub Grant: January 1, 2017 – December 31, 2018 Vesting:
	Performance Level Metrics	Threshold	Target	Maximum	Weighting
	Operating Expense per Watt plus Module Production Cost per Watt as of December 31, 2018	0.498	0.457	0.444	80%
	Creation of a Board Approved Strategic Marketing Plan for Series 6 production*		<12/31/2017		20%

	*Because of the binary nature of this metric, no upward discretion is applicable.

	Full Grant: January 1, 2017 - December 31, 2019 Vesting:
	Performance Level	Threshold (50%)	Target (100%)	Maximum (200%)	Weighting
	Operating Expense per Watt plus Module Production Cost per Watt as of December 31, 2019	0.347	0.325	0.293	100%

The final number of Performance Units actually awarded following the end of the Performance Period, if any, shall be based on the attainment of specified levels of the performance measures set forth above, and may range between 0% and 200% of the number of target Performance Units. More specifically, except as the Committee may otherwise determine, 0% of the target Performance Shares shall be earned upon less than threshold performance achievement; 50% of the target Performance Units shall be earned upon threshold performance achievement, 100% of target Performance Units shall be earned upon target performance achievement and 200% of target Performance Units shall be earned upon maximum performance achievement (with linear interpolation between threshold and target performance achievement and between target and maximum performance achievement for the Operating Expense per Watt plus Module Cost per Watt as of December 31, 2018/December 31, 2019). Each Performance Unit represents the right to receive one share of the Company’s common stock, no par value per share (“Share”).

In determining achievement of the Vesting Conditions, the performance metrics may be adjusted to exclude the negative impact and to include the positive impact of extraordinary, unusual or infrequently occurring events as determined by the Committee.

This Award shall not vest unless Participant is continuously employed by the Company or an Affiliate through the end of the Performance Period and is employed by the Company on the settlement date, unless Participant is eligible for a pro rata settlement as provided for in the Forfeiture section below.

Vesting Acceleration upon a Change in Control:
Upon the occurrence of a Change in Control (as defined in the Change of Control Severance Agreement between the Participant and the Company (“CIC Agreement”) that occurs during the Performance Period in which the acquirer assumes or substitutes the Performance Units, the Performance Units shall remain eligible to vest in accordance with the vesting provisions described above; provided, however, if, within the 24-month period following such Change in Control, the Participant’s employment with the Company and its Affiliates is terminated (1) by the Company or one of its Affiliates without Cause (as defined in the CIC Agreement) or (2) by the Participant for Good Reason (as defined in the CIC Agreement), then the number of Performance Units determined based on actual achievement of the applicable Vesting Conditions as of the date of termination, shall become vested as of the date of termination of employment, and promptly settled within 60 days following such date. This Award shall expire and be forfeited with respect to the unvested portion thereof if the applicable Vesting Conditions are not satisfied as of such date of termination.
Upon the occurrence of a Change in Control in which the acquirer does not assume or substitute the Performance Units, the Performance Units shall be deemed immediately vested at the target level, and shall be promptly settled within 60 days following the Change in Control.
For the avoidance of doubt, the provisions of Section 3 “Impact of a Change in Control on Equity Compensation Awards” in the CIC Agreement shall not apply to this Award.

Forfeiture:
This Award shall be forfeited, with no consideration, upon termination of the Participant’s employment unless such termination of employment occurs on account of Participant’s death or “Disability”, in which case Participant shall be eligible for a pro rata settlement as described in the Settlement section below. For this purpose, “Disability” shall have the meaning ascribed to such term (or term of similar import) in the employment agreement between Participant and the Company, as in effect at the relevant time. Further, this Award shall expire and be forfeited with respect to the unvested portion thereof if the threshold Vesting Condition is not satisfied with respect to the Performance Period. For greater clarity, notwithstanding anything to the contrary herein, in the Performance Unit Award Agreement, or in any employment or other agreement between Participant and the Company, no portion of this Award shall accelerate upon termination of the Participant's employment other than as expressly provided in this Grant Notice.

Settlement of Award:
Full Settlement: Where Participant is eligible for full settlement of this Award or any portion thereof, as soon as administratively practicable but in any event within the first 60 days of the calendar year following the end of the Performance Period, the Participant shall receive one fully vested Share for each vested Performance Unit.

Pro Rata Settlement: Where Participant is eligible for a pro rata settlement of this Award or any portion thereof because Participant experienced a termination of employment described above prior to the settlement date, such pro rata portion shall be determined by multiplying (i) the number of Performance Units that would have vested based on actual achievement of the Vesting Conditions had Participant remained employed until the settlement date by (ii) a fraction, (a) the numerator of which is the number of days Participant was employed by the Company during the Performance Period up to the date of termination, and (b) the denominator of which is the number of days from and after the first day of the Performance Period through the end of the Performance Period, rounding up to the next whole Performance Unit. Such pro rata portion of the Performance Units shall be settled in Shares, on a one-for-one basis, as soon as administratively practicable but in any event within the first 60 days of the calendar year following the end of the Performance Period. If Participant becomes eligible for a pro rata settlement of this Award, then upon pro rata settlement the remainder of this Award shall be forfeited.

Settlement of Taxes
Vesting and settlement of the Performance Units shall be subject to Participant satisfying any applicable federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Company, the amount of any withholding taxes in respect of the Performance Units shall be satisfied by having the Company withhold from the number of Performance Units payable to Participant under this Award a number of Shares having a fair market value equal to such withholding tax liability at the applicable minimum statutory rate.

Representation Regarding Material Nonpublic Information

By signing below, I represent that, as of the date set forth below, I am not aware of any material, non-public information with respect to First Solar or any of its securities.

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Signature	Date